UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Soliciting Material Pursuant to §240.14a-12

PENNS WOODS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007 PROXY

PENNS

WOODS

BANCORP, INC.

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA 17701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 25, 2007

To Our Shareholders:

Notice is hereby given that the Annual Meeting of shareholders of Common Stock of Penns Woods Bancorp, Inc., (the “Corporation”) will be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, on Wednesday, April 25, 2007 at 1:00 P.M., for the purpose of considering and voting upon the following matters:

1.               To elect four (4) Class 1 Directors, to serve for a three-year term that will expire in 2010, and until their successors are elected and qualified;

2.               To ratify the appointment by the Corporation’s Board of Directors of S.R. Snodgrass, A.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent auditors for the Corporation for the year ending December 31, 2007; and

3.               To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Holders of record at the close of business on March 6, 2007, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are urged to mark, sign, date, and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

You are cordially invited to attend the Annual Meeting.  The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the Secretary of the Corporation of your intention to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 20, 2007

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA  17701

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 25, 2007

Introduction, Date, Time, and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the “Corporation”) a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of holders of Common Stock (the “Common Stock”) of the Corporation to be held on Wednesday, April 25, 2007, at 1:00 P.M., at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, PA 17701, and any adjournment or postponement thereof.

The main office of the Corporation is located at 115 South Main Street, Jersey Shore, PA 17740.  The telephone number is (570) 398-2213.  All inquiries should be directed to Ronald A. Walko, President of the Corporation, (570) 322-1111.  Jersey Shore State Bank (the “Bank”) is a wholly owned subsidiary of the Corporation.

Solicitation and Revocability of Proxies
This Proxy Statement and enclosed form of Proxy (the “Proxy”) are first being sent to shareholders of the Corporation on or about March 20, 2007. Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders.  Any Proxy not specifying to the contrary will be voted “FOR” the Class 1 nominees noted and “FOR” the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 2007.  The execution and return of the enclosed Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the Secretary of the Corporation.  The cost of assembling, printing, mailing, and soliciting Proxies, and any additional material, which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation.  In addition to the solicitation of Proxies by use of the mails, directors, officers, and employees of the Corporation and/or the Bank may solicit Proxies by telephone, telegraph, or personal interview, with nominal expense to the Corporation.  The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.
A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Ronald A. Walko, President and Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701, (2) by executing a later-dated Proxy and giving written notice thereof to the President of the Corporation, or (3) by voting in person after giving written notice to the President of the Corporation.
Quorum

Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for transaction of business at the Annual Meeting.

Voting Securities

Holders of record of the Common Stock at the close of business on March 6, 2007 will be entitled to notice of and to vote at the Annual Meeting.  On March 6, 2007 there were 3,896,492 shares of Common Stock outstanding.  Each share of the Common Stock outstanding as of the close of business on March 6, 2007, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting.  Votes withheld, abstentions, and broker non-votes will be counted in determining the presence of a quorum for the particular matter.

Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the ratification of the independent auditors.  Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not affect the vote on the ratification of auditors.

All Proxies properly executed and not revoked will be voted as specified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Corporation appointed the following committees for 2006:

		Number of Times
		Met During 2006
AUDIT:	H. Thomas Davis Jr., James M. Furey II, Leroy H. Keiler III,	4*
	R. Edward Nestlerode Jr., and James E. Plummer

BUILDING:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr.,	0
	Jay H. McCormick, and R. Edward Nestlerode Jr.

The Bank appointed the following committees for 2006:

AUDIT:	H. Thomas Davis Jr., James M. Furey II, Leroy H. Keiler III,	4
	R. Edward Nestlerode Jr., and James E. Plummer

BUILDING &	Michael J. Casale Jr., H. Thomas Davis Jr., James M. Furey II,	1
INSURANCE:	Hubert A. Valencik, and Jay H. McCormick

EXECUTIVE:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr.,	1
	Jay H. McCormick, and R. Edward Nestlerode Jr.

COMPENSATION	Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick,	1
& BENEFITS:	R. Edward Nestlerode Jr., and James E. Plummer

ASSET LIABILITY:	Lynn S. Bowes, James M. Furey II, Leroy H. Keiler III, James E. Plummer, Hubert A. Valencik, Ronald A. Walko, William H. Rockey, Thomas A. Donofrio, Brian L. Knepp, Ann M. Riles, and Janine E. Packer.	4
	Mr. Donofrio, Mr. Knepp, Mrs. Riles, and Mrs. Packer are employees of the Bank

The Audit Committee is composed of five (5) independent directors of the Bank who are directors of the Corporation.  The Audit Committee operates under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon written request to the President.

The Board of Directors of the Corporation met ten (10) times during 2006.  The Board of Directors of the Bank met twenty-five (25) times during 2006.  All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

In the view of the Board of Directors, all directors who are independent within the meaning of the NASDAQ listing standards should participate in the selection of director nominees.  Accordingly, all directors, except for Directors Walko, Rockey, and Valencik, participate in the selection of director nominees.  Directors who participate in the selection of director nominees operate under a written charter, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon request to the President.  Independent directors considering the selection of director nominees will consider candidates recommended by shareholders.  Shareholders desiring to submit a candidate for consideration as a nominee of the Board of Directors must submit the same information with regard to the candidate as that required to be included in the Corporation’s proxy statement with respect to nominees of the Board of Directors in addition to any information required by the Bylaws of the Corporation.  Shareholder recommendations should be submitted in writing to Penns Woods Bancorp, Inc., 300 Market Street, Williamsport, PA 17701 (Attention: President and Chief Executive Officer), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee.  Although the Board of Directors at this time does not utilize specific written qualifications, candidates must have a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the Corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation.  In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education, and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other Board members.  Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors.

Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the Annual Meeting, which notice must contain certain information specified in the Bylaws.  No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement.  If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

COMPENSATION OF DIRECTORS

Director Compensation Table

					Change in Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)(1)	($)	($)
Lynn S. Bowes	$28,400	$ —	$ —	$ —	$305	$ —	$28,705

Michael J. Casale, Jr.	$26,400	$ —	$ —	$ —	$379	$ —	$26,779

H. Thomas Davis, Jr.	$26,800	$ —	$ —	$ —	$—	$ —	$26,800

James M. Furey, II	$29,200	$ —	$ —	$ —	$313	$ —	$29,513

Leroy H. Keiler, III	$27,200	$ —	$ —	$ —	$—	$ —	$27,200

Jay H. McCormick	$27,200	$ —	$ —	$ —	$400	$ —	$27,600

R. Edward Nestlerode, Jr.	$25,600	$ —	$ —	$ —	$—	$ —	$25,600

James E. Plummer	$33,100	$ —	$ —	$ —	$—	$ —	$33,100

Hubert A. Valencik	$27,600	$ —	$ —	$ —	$—	$ —	$27,600

(1)          Represents portion of interest credited to the director’s deferred fee account which exceeds 120% of the applicable federal rate under the Internal Revenue Code.  The director fee agreements are described below.

All Directors of the Bank received $800.00 for each meeting of the Board of Directors and $400.00 for each committee meeting of the Board of Directors of the Bank held during 2006.  A $6,000 retainer fee was also paid to each Director of the Corporation during 2006.  In addition, Directors receive compensation for accompanying an officer on property appraisals at a rate of $20.00 for the first hour and $10.00 for each subsequent hour.  The Secretary of the Board of Directors also receives $150.00 for each Board meeting.  In the aggregate, the Board of Directors earned $236,700 for all Board of Directors’ meetings and committee meetings of the Bank attended.  This total also includes the total received for appraisals, and the secretarial function.  A portion of fees earned was used to fund a deferred compensation plan for the Directors who participated in the plan.

The Bank and Messrs. Bowes, Casale, Furey, McCormick, Rockey, and Walko have entered into director fee agreements pursuant to which each participating director may defer payment of all or a portion of his director’s fees.  The Bank has established a deferral account for each participating director on its books.  Benefits are funded by each director’s fees and the Bank’s general assets and are payable upon retirement, early termination, disability, death, or the occurrence of a change in control of the Company or the Bank.  Interest is credited to each deferral account at an annual rate equal to 50% of the Corporation’s return on equity for the immediately prior year, compounded monthly.  Following termination of service, interest is credited to a deferral account at a rate based on the yield of the 10-year treasury note.  A participating director may receive a benefit if the Board of Directors has determined that, following a request by a participating director, such director has suffered a severe unforeseeable financial hardship and becomes payable at the board’s discretion.  Generally, the payments are payable, at the participating director’s election, in a lump sum or in 60 equal monthly installments.  Following the occurrence of a triggering event, payments will commence within 30 days after, at the participating director’s election, his retirement or termination of service or the occurrence of a change in control of the Company or the Bank.  If payments were not triggered until the participating director’s death, the benefits will be paid within 90 days following receipt of the director’s death certificate.  For more information regarding the agreements with Messrs. Walko and Rockey, see the “Executive Compensation” discussion below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Director Plummer retired from Jersey Shore State Bank in June 1995.  He was the President of Lock Haven Savings Bank until April 1995.  He is currently a member of the Compensation and Benefits Committee.  Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary.  He is Secretary of the Board of Directors of the Bank.  Directors Bowes, Casale, Davis, Furey, Keiler, McCormick, Nestlerode, and Valencik have lending relationships with Jersey Shore State Bank, our wholly-owned banking subsidiary, which were made, and presently are, in compliance with Regulation O.  For more information relating to loans to our directors, see “Certain Transactions.”  With these exceptions, no member of the Compensation and Benefits Committee (i) was, during the 2006 fiscal year, or had previously been, an officer or employee of the Corporation or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of the Corporation or a business relationship with the Corporation, in each case that would require disclosure under applicable rules of the SEC.  No other interlocking relationship existed between any member of the Compensation and Benefits Committee or an executive officer of the Corporation, on the one hand, and any member of the Compensation Committee (or committee performing equivalent functions, or the full Board of Directors) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

ELECTION OF DIRECTORS

The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting.  The Board of Directors has set the number of Directors at eleven (11).  The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3.  The Directors of each class serve for a term of three (3) years and until their successors are elected and qualified.  Under Pennsylvania law, and the Corporation’s articles of incorporation, Directors of the Corporation can be removed from office by a vote of shareholders only for cause.  The Directors of the Corporation serve as follows:

Nominees for election of Class 1	Class 2 Directors	Class 3 Directors
Directors to serve until 2010:	whose term expires in 2009:	whose term expires in 2008:
Michael J. Casale, Jr. (age 55)	James M. Furey, II (age 59)	Lynn S. Bowes (age 69)
R. Edward Nestlerode, Jr. (age 54)	Leroy H. Keiler, III (age 43)	H. Thomas Davis, Jr. (age 58)
William H. Rockey (age 60)	James E. Plummer (age 64)	Jay H. McCormick (age 69)
Ronald A. Walko (age 60)	Hubert A. Valencik (age 65)

The Board of Directors has affirmatively determined that all of the Corporation’s Directors are independent within the meaning of the NASDAQ listing standards, except for Ronald A. Walko, President and Chief Executive Officer of the Corporation and the Bank, William H. Rockey, Senior Vice President of the Corporation and the Bank, and Hubert A. Valencik, retired Chief Operations Officer of the Bank and former Senior Vice President of the Corporation (2005). The Board categorically determined that a lending relationship resulting from a loan made by the Bank to a Director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also categorically determined that maintaining with the Bank a deposit, savings, or similar account by a Director or any of the Director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

The proxies solicited hereunder will be voted “FOR” (unless otherwise directed) the four (4) nominees listed previously for election as Class 1 Directors.  Each nominee has agreed to serve if elected and qualified.  The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason.  However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees and such other persons selected by the Board of Directors, in accordance with the best judgment of the Proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

As of March 6, 2007, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation’s Common Stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND MANAGEMENT

The following table sets forth as of March 6, 2007, information regarding the number of shares and percentage of the outstanding shares of common stock beneficially owned by each director, executive officer, and as a group.   Unless otherwise indicated in a footnote, shares of our common stock have not been pledged as security.

		Amount & Nature of		% of Total Shares
Name	Principal Occupation for Past Five Years	Beneficial Ownership (1)		Outstanding
Lynn S. Bowes	Farmer	75,937	(2)	1.95%
Michael J. Casale, Jr.	Partner in the Law Firm of Casale & Bonner PC	20,084	(3)	0.52%
H. Thomas Davis, Jr.	President & Chief Executive Officer of Franklin Insurance Co., Inc.	17,926	(4)	0.46%
Thomas A. Donofrio	Executive Vice President & Chief Administrative Officer of the Bank	531	(5)	0.01%
James M. Furey, II	President & Owner of Eastern Wood Products	13,200	(6)	0.34%
Leroy H. Keiler, III	Leroy H. Keiler III Attorney at Law	415	(7)	0.01%
Brian L. Knepp	Principal Accounting Officer of the Corporation; Vice President of Finance of the Bank	29	(8)	0.00%
Jay H. McCormick	Retired, Former President & Owner of J.H.M. Enterprises, Inc.	30,423	(9)	0.78%
R. Edward Nestlerode, Jr.	Vice President of Nestlerode Co., Inc.	13,217	(10)	0.34%
James E. Plummer	Secretary of the Bank; Retired, Former President of Lock Haven Savings Bank	36,492	(11)	0.94%
William H. Rockey	Senior Vice President of the Bank; Senior Vice President of the Corporation; Former President of First National Bank of Spring Mills	31,890	(12)	0.82%
Hubert A. Valencik	Retired; Former Senior Vice President & Chief Operations Officer of the Bank; Former Senior Vice President of the Corporation	15,078	(13)	0.39%
Ronald A. Walko	President & Chief Executive Officer of the Bank; President and Chief Executive Officer of the Corporation	18,151	(14)	0.47%
All Executive Officers and Directors as a Group		273,373		7.03%

(1)          The amounts include the following shares of our common stock that the individual has the right to acquire as of March 6, 2007 by exercising outstanding stock options:

R. Edward Nestlerode, Jr.	1,023	Lynn S. Bowes	693	James M. Furey, II	363
James E. Plummer	1,023	H. Thomas Davis, Jr.	660
Ronald A. Walko	1,089	Jay H. McCormick	693

Total shares available to acquire by exercising outstanding stock options: 5,544

(2)          Includes 45,881 shares held jointly with spouse, 26,065 shares held individually, and 3,298 shares held beneficially.

(3)          Includes 14,418 shares held jointly with spouse, and 5,666 shares held beneficially.

(4)          Includes 17,266 shares held individually.

(5)          Includes 400 shares held jointly with spouse, and 131 shares held individually.

(6)          Includes 6,147 shares held jointly with spouse, 6,110 held individually, and 580 shares held beneficially.

(7)          Includes 415 shares held jointly with spouse.

(8)          Includes 29 shares held individually.

(9)          Includes 24,571 shares held individually, and 5,159 shares held beneficially.

(10)    Includes 5,952 shares held jointly with spouse, 4,921 shares held individually, and 1,321 shares held beneficially with children and Company.

(11)    Includes 25,112 shares held jointly with spouse, 8,790 shares held individually, and 1,567 shares held beneficially.

(12)    Includes 31,670 shares held jointly with spouse, and 220 shares held individually.

(13)    Includes 3,310 shares held jointly with spouse, and 11,768 shares held individually.

(14)    Includes 15,979 shares held jointly with spouse, 568 shares held individually, and 515 shares held beneficially.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our officers and directors, and any persons owning ten percent or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4, and annual statements of beneficial ownership on Form 5 with the Securities and Exchange Commission (the “SEC”).  Persons filing such beneficial ownership statements are required by SEC regulation to furnish us with copies of all such statements filed with the SEC.  The rules of the SEC regarding the filing of such statements require that “late filings” be disclosed in the Corporation’s proxy statement.  Based solely on our review of any copies of such statements and amendments thereto furnished to us, we believe that all such statements were timely filed in 2006.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis addresses the following issues: members of the Compensation and Benefits Committee (“the Committee”) and their role, compensation-setting process, philosophy regarding executive compensation, and components of executive compensation.

Committee Members and Independence

The Committee is comprised of five (5) independent directors under NASDAQ listing standards.  The members of the Committee are: Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick, R. Edward Nestlerode Jr., and James E. Plummer.

Role of Committee

The Committee’s focus is to establish a compensation policy and philosophy that will enable the Corporation to attract, retain, motivate, and reward executive officers that are critical to the success of the Corporation.  In doing so, the Committee:

•                  reviews and adjusts the principles guiding the compensation policy to maintain alignment with short and long-term strategic goals and to build shareholder value;

•                  establishes performance objectives including, but not limited to, earnings, return on assets, return on equity, total assets, and quality of the loan portfolio;

•                  evaluates the performance of the executive officers in comparison to the performance goals;

•                  determines the compensation of executive officers and the components of the compensation;

•                  administers the retirement plans of the Corporation, including the defined benefit, defined contribution, and 401k plans;

•                  administers the 2006 Employee Stock Purchase Plan;

•                  recommends changes to compensation plans, cash or equity, to the full Board of Directors;

•                  reviews and recommends changes to succession plans; and

•                  reviews and recommends changes to Director compensation.

Committee Meetings

The Committee meets as often as necessary with one meeting being held during 2006 to determine and approve wage and benefit changes for the 2007 fiscal year.  The Committee works with the President and Chief Executive Officer to determine the meeting agenda, material to be reviewed, and discussion with consultants, as needed.  The materials and inputs utilized may include, but are not limited to, the following:

•                  financial reports outlining budget to actual performance;

•                  reports of corporate achievement/recognition by outside parties;

•                  forecasted financial results as compared to the current budget and actual results;

•                  peer financial analysis and comparison;

•                  completion and progress of meeting strategic goals;

•                  peer equity and cash compensation data;

•                  national and regional compensation surveys; and

•                  financial impact of current and proposed compensation programs.

Committee Process

The Committee tends to set the compensation of the executive officers and other employees during the fourth quarter of each fiscal year for the next year.  Although the decisions are made in the fourth quarter, the Committee continuously monitors the performance of the Corporation and executives through out the year as part of the routine full Board of Director meetings.

The Committee utilizes the input and assistance of management when making compensation decisions.  Management input includes:

•                  employee performance evaluations and compensation recommendations;

•                  reporting actual and forecasting future results;

•                  establishing performance objectives;

•                  review and recommendations of non-cash employee compensation programs; and

•                  assistance with Committee meeting agendas.

The President and Chief Executive Officer has direct involvement with the Committee during the meetings in order to provide guidance on the attainment of strategic goals, executive officer performance evaluations, and recommendation of executive officer compensation packages, other than his own.

Annually the Committee meets to evaluate the performance of the executive officers, set the compensation for the following fiscal year, and to determine their cash bonus for the current year.

Compensation Elements

Base Salary

The Committee believes that the base salary of the executive officers is the cornerstone of the compensation package and provides the majority of compensation to the executive.  The base salary provides a consistent level of pay to the executive, which the Committee feels decreases the amount of executive turnover, promotes the long-term goals of the Corporation, and is a tax deductible expense.  The factors used in determining the level of base salary include the executive’s qualifications and experience, tenure with the Corporation, responsibilities, attainment of goals and objectives, past performance, and peer practices.  A review of past performance and the attainment of goals and objectives are reviewed annually as part of the formal annual performance review.  During the review, objectives and goals for the next year and upcoming milestones related to the Corporate strategic plan are discussed.  Peers for the Corporation are bank holding companies within the Philadelphia Federal Reserve District with assets between $500 million and $1 billion.  Data for these peers is gathered from various sources including, but not limited to, Securities and Exchange Commission filings, Federal Reserve filings, and other information released by the peer.

Annual Bonus Program

The Committee administers an annual cash bonus program to reward executive officers and other officers for their continued support and attainment of Corporate and personal goals as outlined during the annual performance review as noted in the Base Salary discussion.  Cash payments are approved by the Committee based on the recommendation of the President and Chief Executive Officer except for his, which is determined by the Committee.  The program is not tied to specific performance targets, but rather is determined at the discretion of the Committee based on the level of net income, return on assets, return on equity, quality of the loan portfolio, and attainment of goals or exceptional personal performance.

Equity Awards

The Committee currently does not use stock options as part of the compensation package for executive officers.  The Committee feels that the cash compensation provided at this time adequately rewards executive officers for their contribution to the Corporation.  In addition, the Committee believes shareholder value is better enhanced by the use of cash payments to executive officers versus the issuance of options, which may lead to an increased number of outstanding shares causing diminished share based returns.  Executive officers, as with all employees, wishing to acquire the Corporation’s stock are eligible to participate in the 2006 Employee Stock Purchase Plan.

Additional Benefits

Executive officers may participate in other employee benefit programs that are generally available to the other employees of the Corporation.  Other perquisites received by executive officers are described within this Proxy Statement as part of the Summary Compensation table.

Employment, Severance and Change-in-Control Agreements

The Committee has issued severance and change-in-control agreements to two executive officers.  A discussion of each executive’s agreement follows.

Mr. Ronald A. Walko

In August of 1991, Mr. Walko entered into an Employment Agreement with the Bank.  Under the terms of the Employment Agreement, he will receive an annual base salary of at least $245,024. The term of the Agreement was five years, subject to automatic renewal after each successive five-year term.  The Agreement was renewed in 2006 for a five-year period.

Under the current Employment Agreement, increases in compensation will be determined in accordance with the annual performance evaluation.  Mr. Walko has the right to terminate this agreement upon 60 days written notice to the Bank if he does not receive an increase in compensation on each annual anniversary date.  The Bank will also provide at its expense Mr. Walko with an automobile for business purposes, annual membership at the Ross Club or similar organization, and all benefits provided to other employees as set forth in the Employee Handbook.

The Employment Agreement may be terminated by the Bank for cause, willful misconduct or refusal in carrying out the duties assigned by the Board of Directors, whereby the Bank shall pay one-half the salary to Mr. Walko for the period of time between the Date of Termination and the end of term of the Agreement, or the date Mr. Walko commences comparable employment on a full time basis elsewhere, whichever occurs first.  If the agreement is terminated by the Bank without cause, the Bank shall pay Mr. Walko his full salary for the period of time between the Date of Termination and the end of the term of the Agreement, or the date Mr. Walko commences comparable employment elsewhere on a full time basis, whichever occurs first.  If during the term of the Agreement Mr. Walko dies or becomes disabled, Mr. Walko or his estate shall be paid an amount equal to six months compensation or the balance due on this contract, whichever is less.  If Mr. Walko terminates this agreement because he is reduced to a lesser stature and authority, the Bank shall pay the balance of all sums due under the contract up to the Date of Termination.  If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he shall not work for another banking institution having an office in Lycoming County, Pennsylvania for a one-year period after the Date of Termination.

The Bank has entered into a severance agreement with Mr. Walko.  Under the terms of the agreement, if the executive officer’s employment is terminated within two years after a change in control of the Corporation he will be entitled to receive from the Bank (i) his full compensation and through the date of termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the date of termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday.  The Agreement also provides Mr. Walko with insurance coverage similar to those in effect immediately prior to the notice of termination for a period of twenty-four months; however, these will be reduced to the extent that he receives comparable benefits from another employer during the corresponding period.  In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the date of termination, adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his date of termination (in no event will months of age or service credit be accumulated after his 65th birthday).

During any period following a change in control of the Corporation, if employment is terminated by the employer for disability, or by the employer or the employee by reason of retirement or death, the benefits will be determined in accordance with the Corporation’s programs then in effect.  If the employee is terminated for cause subsequent to a change in control or terminates employment other than for Good Reason or retirement, he will receive full compensation through the date of termination and will have no further rights under this Agreement thereafter.

Mr. Thomas A. Donofrio

In May 2005, Mr. Donofrio entered into an employment agreement with the Bank as an Executive Vice President and Chief Administrative Officer.  The term of the employment agreement extends through May 31, 2008, provided that the employment agreement will be automatically renewed for successive one-year periods thereafter commencing June 1, 2008 unless either party provides advance notice of non-renewal.  The employment agreement can also be terminated by the Bank for specified events, including designated events of cause and Mr. Donofrio’s disability for a period of six consecutive months.

The employment agreement currently provides for an annual base salary of $179,998, which may be increased from time to time by action of the Bank’s Board of Directors.  Mr. Donofrio is also entitled to participate in the incentive bonus and other benefit programs maintained by the Bank for similarly situated officers.

The employment agreement contains a change in control provision applicable to changes in control of the Corporation or the Bank.  Generally, if Mr. Donofrio’s employment terminates as a result of events of “good reason” such as involuntary termination, significant change to authority, relocation of office greater than 50 miles, or failure to provide similar benefits as specified in the employment agreement following a change in control of the Corporation or the Bank, Mr. Donofrio will be entitled to a cash payment equal to two times Mr. Donofrio’s “base amount,” as determined pursuant to Section 280G(b)(3) of the Internal Revenue Code (generally average annual income for the five years preceding the year in which a change in control occurs).  If the Bank terminates Mr. Donofrio’s employment in the absence of cause or disability during the employment period, the employment agreement provides that he will receive (i) continued payments of his base salary in effect on the Date of Termination plus an amount equal to his average bonus amounts during his employment for a period of twelve months or the period of time remaining on the employment period, whichever is longer, and (ii) medical benefits coverage for a period of two years following termination.

The employment agreement contains noncompete covenants which generally prohibit him from soliciting customers or engaging in banking activities within a county or any contiguous county in which a branch office of the Bank is located.  These covenants extend for a period of one year following Mr. Donofrio’s termination of employment, except for a termination by the Bank or Mr. Donofrio by delivery of a notice of non-renewal in which case the covenants extend one year following the end of the existing employment period.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in, through incorporation by reference from this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2006.

Lynn S. Bowes

Michael J. Casale, Jr.

Jay H. McCormick

R. Edward Nestlerode, Jr.

James E. Plummer

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filing.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for services in all capacities to the Corporation and the Bank for the year ended December 31, 2006 for those persons who were as of December 31, 2006, the Principal Executive Officer, Principal Financial Officer, and other executive officers whose total compensation exceeded $100,000:

Summary Compensation Table

							Change in Pension
							Value and
						Non-Equity	Nonqualified Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)	($)	($)	($)(8)	($)(2)(3)	($)
Ronald A. Walko	2006	$260,214	$87,379	$—	$—	$—	$63,567	$11,655	$422,815
President and Chief Executive Officer (4)

Brian L. Knepp	2006	$77,038	$8,822	$—	$—	$—	$—	$2,228	$88,088
Principal Accounting Officer (5)

Thomas A. Donofrio	2006	$173,888	$10,616	$—	$—	$—	$—	$3,018	$187,522
Executive Vice President and Chief Administrative Officer (6)

William H. Rockey	2006	$141,466	$3,931	$—	$—	$—	$20,121	$5,347	$170,865
Senior Vice President (7)

(1)          Total includes base salary and director’s fees for Messrs. Walko and Rockey and base salary for Messrs. Knepp and Donofrio.  Messrs. Walko and Rockey received directors’ fees of $25,200 and $26,000 in 2006, respectively.  A retainer fee of $6,000 is included in the directors’ fee total for 2006.

(2)          The cost of certain perquisites and other personal benefits are not included because they do not exceed $10,000.

(3)          Other compensation includes contributions by the Bank to the Bank’s 401(k) Plan for the benefit of Mr. Walko, Mr. Knepp, Mr. Donofrio, and Mr. Rockey.

(4)          Mr. Walko serves as both Chief Executive Officer and President of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

(5)          Mr. Knepp serves as the Principal Accounting Officer and Assistant Secretary of the Corporation and the Vice President of Finance for the Bank.

(6)          Mr. Donofrio serves as both Chief Administrative Officer and Executive Vice President of the Corporation and the Bank.

(7)          Mr. Rockey serves as Senior Vice President  of the Corporation and the Bank, Secretary of the Corporation, and is a member of the Board of Directors of the Corporation and the Bank.

(8)          The amounts in the Change in Pension Value and Nonqualified Deferred Compensation earnings column include (i) the aggregate change in the actuarial present value of the officer’s accumulated benefit under the defined benefit pension plan for 2006 ($63,339 for Mr. Walko and $19,725 for Mr. Rockey) and (ii) the portion of interest credited to a director’s deferred fee account during 2006 which exceeds 120% of the relevant applicable federal rate under the Internal Revenue Code ($228 for Mr. Walko and $396 for Mr. Rockey).  A description of the director deferred fee agreements is included under the heading “Compensation for Directors.”

OPTIONS/SAR GRANTS

There were no grants or exercises of stock options during the fiscal year 2006.

The following table shows certain information regarding outstanding equity awards to our named executive officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan Awards:
								Incentive	Market or
			Equity					Plan Awards:	Payout
			Incentive					Number	Value
			Plan Awards:				Market	of Unearned	of Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units	Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock that	Stock that	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Ronald A. Walko	1,089	—	—	$40.29	12/17/2008	—	$—	—	$—

Brian L. Knepp	—	—	—	$—	—	—	$—	—	$—

Thomas A. Donofrio	—	—	—	$—	—	—	$—	—	$—

William H. Rockey	—	—	—	$—	—	—	$—	—	$—

The following table shows contributions during and earnings for 2006, as well as the aggregate balance at December 31, 2006, for the director deferred fee accounts for Mr. Walko and Mr. Rockey.  Mr. Knepp and Mr. Donofrio are not directors and accordingly do not participate in the director’s deferred fee program.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals /	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Fiscal Year-End
Name	($)	($)	($)	($)	($)
Ronald A. Walko (1)	$15,360	$—	$3,569	$—	$67,808

Brian L. Knepp	$—	$—	$—	$—	$—

Thomas A. Donofrio	$—	$—	$—	$—	$—

William H. Rockey (1)	$20,000	$—	$6,141	$—	$111,840

(1)   Of the amounts reported, all of the contributions are included in the Summary Compensation Table, and $228 and $396 of the earnings for Mr. Walko and Mr. Rockey, respectively, are included in the Summary Compensation Table.

RETIREMENT PLAN

The Bank maintains a noncontributory defined benefit pension plan the (“the Plan”) for all employees hired prior to January 1, 2004, meeting certain age and length of service requirements.  Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee’s annual compensation averaged over the five highest paid consecutive calendar years within the final ten years of employment.  Annual compensation is based upon the employee’s W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers, and life insurance coverage that exceeds $50,000.  The Bank’s funding policy is consistent with the funding requirements of Federal law and regulations.  Plan assets are comprised of common stocks and U.S. Government and corporate debt securities.  The plan was amended, effective January 1, 2004, to cease eligibility for employees with a hire date of January 1, 2004 or later.  Employees with a hire date of January 1, 2004 or later are eligible to receive, after one year of service, an annual contribution by the Bank equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the 401(k) plan.  The accrued Normal Retirement Benefit is determined by the following formula:  1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service.

The following table sets forth the total number of years of credited service and the present value of the accumulated benefit as of December 31, 2006 for the named executive officers who participate in the Plan.

Pension Benefits Table

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Ronald A. Walko	Jersey Shore State Bank Retirement Plan	19.25	$513,565	$—

William H. Rockey	Jersey Shore State Bank Retirement Plan	8.25	$118,889	$—

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of Mr. Walko and Mr. Donofrio will be entitled to certain contractual benefits if his employment terminates under certain circumstances preceding or following a change in control.  The agreements are described under the caption “Employment, Severance and Change in Control Agreements” included in the Compensation Discussion and Analysis.  We calculated the potential post-employment payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2006.  Actual amounts payable can only be determined at the time of such executive’s termination.  The following table summarizes the potential payments to Mr. Walko and Mr. Donofrio.  Mr. Rockey and Mr. Knepp are not parties to contracts which would provide post-employment payments.

	Not following a change in control			Following a change in control
	Voluntary termination or termination for cause	Involuntary termination not for cause	Death or Disability	Involuntary termination not for cause	Termination for good reason
Ronald A. Walko
Base salary	$—	$493,790	$105,000	$421,394	$421,394
Bonus	$—	$—	$36,513	$146,051	$146,051
Benefits continuation	$—	$—	$—	$30,000	$30,000
Excess pension benefits	$—	$—	$—	$109,804	$109,804
Value of accelerated stock options	$—	$—	$—	$—	$—
280G tax gross- up payments	$—	$—	$—	$—	$—
Total	$—	$493,790	$141,861	$707,249	$707,249
Thomas A. Donofrio
Base salary	$—	$237,799	$—	$336,000	$336,000
Bonus	$—	$—	$—	$26,923	$26,923
Benefits continuation	$—	$30,000	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
280G tax gross-up payments	$—	$—	$—	$—	$—
Total	$—	$267,799	$—	$362,923	$362,923

The following table provides certain information regarding securities issuable under our equity compensation plans as of December 31, 2006.

Equity Compensation Plan Information

Number of
securities remaining
	Number of		available for future
	securities to be	Weighted-	issuance under
	issued upon	average	equity compensation
	exercise of	exercise of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,972	$37.41	—

Equity compensation plans not approved by security holders	—	—	—
Total	11,972	$37.41	—

PRINCIPAL OFFICERS OF THE CORPORATION

 The following table lists the Executive Officers of the Corporation as of March 6, 2007:

				Number of
			Bank	Shares	Year First
		Position and/or Offices	Employee	of the	Elected an
Name	Age	With the Corporation	Since	Corporation	Officer
Ronald A. Walko	60	President & Chief Executive Officer	1986	17,062	1987
Thomas A. Donofrio	52	Executive V.P. & Chief Admin. Officer	2005	531	2005
Brian L. Knepp	32	Principal Accounting Officer	2005	29	2005
William H. Rockey	60	Senior Vice President	1999	31,890	1999

Mr. Walko joined the Bank in 1986 as Vice President and Senior Loan Officer.  He was elected Executive Vice President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in May 1999, and became President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in August 2000.

Mr. Donofrio joined the Bank in 2005 as Executive Vice President and Chief Administrative Officer.

Mr. Knepp joined the Bank in 2005 as Vice President – Finance.

Mr. Rockey joined the Bank in 1999 as Senior Vice President.

Audit Committee Report

The audit committee of the Board of Directors is composed of five (5) independent directors as defined under NASDAQ listing standards.  The audit committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website, www.jssb.com, under Investor Relations/ Financial Information/ Governance Documents and is available upon request to the President.

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2006, and discussed them with management and our independent auditor, S.R. Snodgrass, A.C.  The audit committee also has discussed with our independent auditor the matters required to be discussed by the U.S. Statement on Auditing Standards No. 61, as amended.

The audit committee has received from our independent auditor the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the audit committee has discussed with management and the independent accountant the accountant’s independence.

Based on the review and discussions described above, the audit committee recommended to the Board of Directors that our audited financial statements for the fiscal year ended December 31, 2006 be included in our Annual Report on Form 10-K for that fiscal year for filing with the SEC.

In connection with standards for independence of our external auditors issued by the Public Company Accounting Oversight Board, during the 2007 fiscal year the audit committee will undertake to consider in advance of the provision of any non-audit services by our independent accountant whether the provision of such services is compatible with maintaining the independence of our external auditors.

This report is not intended to be incorporated by reference into any filing made by Penns Woods Bancorp, Inc. with the Commission under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Members of the Audit Committee

H. Thomas Davis Jr., James M. Furey II, Leroy H. Keiler III,

R. Edward Nestlerode Jr., and James E. Plummer

Audit Fees

The fees for professional services incurred by the Corporation for services rendered by the Corporation’s independent auditors in connection with the audit of the Corporation’s financial statements for the years ended December 31, 2006 and December 31, 2005, and the review of the Corporation’s Forms 10-Q for such fiscal years were $101,378 and $127,396, respectively. All such services were performed by permanent, full-time employees of S.R. Snodgrass, A.C.

Audit-Related Fees

Audit-Related fees for the performance of the audits of the Bank’s employee benefit plans’ financial statements for the years ended December 31, 2006 and December 31, 2005, were $14,162 and $12,500, respectively.

Tax Fees

Tax fees for the years ended December 31, 2006 and December 31, 2005 resulting from services provided by the Corporation’s independent auditors totaled $11,803 and $10,676, respectively.

Other Fees

Fees billed to the Corporation and Bank by S.R. Snodgrass, A.C. for years ended December 31, 2006 and December 31, 2005 for other services totaled $4,670 and $6,638, respectively. These services related to consulting services provided for strategic planning sessions with the Board of Directors.

Pre-approval of Audit and Permissible Non-Audit Services

The Audit committee of the Board of Directors pre-approves all audit and permissible non-audit services provided by the Corporation’s independent auditors.  All of the services provided by S.R. Snodgrass, A.C. set forth above were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has designated James E. Plummer as the audit committee financial expert, and has determined that Mr. Plummer is independent within the meaning of the NASDAQ listing standards.

SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at Annual Meetings of Shareholders.  Any such proposals for the Corporation’s Annual Meeting of Shareholders to be held in 2008, must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, Williamsport, PA 17701, on or before November 21, 2007, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that Meeting.

A shareholder proposal submitted after November 21, 2007, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in the Corporation’s proxy statement for the annual meeting to be held in 2008, but may be presented for consideration at the annual meeting, if submitted  to the Secretary of the Corporation not less than ninety (90) days or more than one hundred fifty (150) days prior to the annual meeting, which proposal must contain certain information required by the Bylaws.  If the shareholder intending to present such a proposal has not provided the Corporation written notice of the matter on or before January 27, 2008, the proxy holders of the Board of Directors will have discretionary authority to vote on such proposal at the meeting.

CERTAIN TRANSACTIONS

NASDAQ Marketplace Rule 4350(h) requires that we conduct an appropriate review of related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the board of directors.

Our Code of Ethics and Conflicts of Interest requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Human Resource Director.  A potential conflict exits whenever an individual has an outside interest – direct or indirect – which conflicts with the individual’s duty to the Corporation or any of its affiliates or adversely affects the individual’s judgment in the discharge of his or her responsibilities.  Prior to consideration, full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction is required   The Code of Ethics and Conflict of Interest is available for review by contacting the President.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

There have been no material transactions between the Corporation and the Bank, or any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons.  The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding from the Bank at December 31, 2006 to the Corporation’s and the Bank’s Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $9,742,000 or approximately 16.86% of the total equity capital of the Bank.  Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Corporation has appointed the firm of S.R. Snodgrass, A.C., Certified Public Accountants (the “Auditors”), of Wexford, Pennsylvania, as the Corporation’s independent auditors for its 2007 fiscal year.  Such appointment was recommended by the audit committee and is subject to shareholder ratification.  A representative from the Auditors is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions from shareholders.

The Auditors served as the Corporation’s independent public accountants for the 2006 fiscal year, provided assistance to the Corporation and the Bank in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates.  The non-audit services were approved by the Corporation’s and the Bank’s Board of Directors after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation’s and the Bank’s Board of Directors that there was no effect on the independence of the Auditors.  The Auditors have advised the Corporation that none of its members have any financial interest in the company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S.R. SNODGRASS, A.C., AS THE CORPORATIONS’ INDEPENDENT AUDITORS FOR THE 2007 FISCAL YEAR.  The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment.  All proxies will be voted “FOR” ratification appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ANNUAL REPORT

A copy of the Corporation’s Annual Report and Form 10-K for its fiscal year ended December 31, 2006 is enclosed with this Proxy Statement.  A representative of S.R. Snodgrass, A.C., the accounting firm that examined the financial statements in the Annual Report, will attend the Annual Meeting.

OTHER MATTERS

The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders.  Because the Corporation has not received notice of any other matters to be presented for action at the meeting; if any other matters properly come before the Meeting, or any adjournments thereof, the proxy holders are authorized to vote thereon at their discretion.

All directors of the Corporation are expected to attend the Corporation’s Annual Meeting of Shareholders.  In 2006, ten directors attended the Annual Meeting of Shareholders.

Shareholders may communicate directly with the Board of Directors of the Corporation by contacting the Corporation’s President & Chief Executive Officer, Ronald A. Walko, 300 Market Street, Williamsport, PA 17701 (570-322-1111).  All bona fide communications received by the Corporation’s President & Chief Executive Officer will be relayed to the applicable member of the Board of Directors or, if no specific director is designated to receive the communication, the appropriate party.

ADDITIONAL INFORMATION

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2006 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13-a1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD A. WALKO, PRESIDENT, PENNS WOODS BANCORP, INC.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 20, 2007

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENNS WOODS BANCORP, INC		For	With- hold	Except

2007 ANNUAL MEETING PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS		1.	ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM	☐	☐	☐

     The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Thomas A. Donolrio and Ronald A. Walko and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 6, 2007, at the Annual Meeting of Shareholders of the Corporation to be held at the Holiday Inn Williamsport, 100 Pine Street, Williamsport, Pennsylvania, 17701 on April 25, 2007 at 1:00 P.M., and any adjournment or postponement thereof as follows.

Michael J. Casale, Jr. R. Edward Nestlerode, Jr William H. Rockey Ronald A. Walko
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

				For	With- hold	Except
		2.	PROPOSAL TO RATIFY THE SELEC- TION OF INDEPENDENT AUDITIORS	☐	☐	☐

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. LIGHT REFRESHMENTS WILL BE SERVED.				☐

Please be sure to sign and date this Proxy in the box below.	Date

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Shareholder sign above	Co-holder (if any) sign above	This proxy will be voted in the discretion of the proxy holders on such other business as may properly come before the meeting or any adjournment thereof.
▲ Detach above card, sign, date and mail in postage paid envelope provided ▲
PENNS WOODS BANCORP, INC

     Please sign this Proxy exactly as name appears on this proxy card.  When shares are hold by joint tenants, both should sign.  When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.